Exhibit 10.21
LEASE
230 COMMERCE WAY
PORTSMOUTH, NH
1. PARTIES
     Dornoch, LLC, a limited liability company formed under the laws of the State of New Hampshire, (hereinafter called the “LESSOR”), does hereby lease to Nitro Data Systems, Incorporated (hereinafter called the “LESSEE”), and the LESSEE does hereby lease from the LESSOR, the below described Premises.
2. PREMISES
     Approximately 2,590 rentable square feet of floor space located on the third floor (the “Premises”) of the Building located at 230 Commerce Way, Portsmouth, New Hampshire, 03801. In addition to the Premises, LESSEE shall have the non-exclusive use, in common with others, of (i) the halls, entrances, stairways or other areas designated by the LESSOR from time to time as “Common Areas” of the building containing the Premises (“Building”); and (ii) the parking areas and access roads of the Building as the same may from time to time exist. LESSOR reserves the right from time to time without unreasonable interference with LESSEE’S use and in a manner consistent with LESSEE’S reasonable security requirements: (i) to install, repair, replace, use, maintain and relocate for service to the Premises and to other parts of the Building or either, pipes, ducts, conduits, wires and appurtenant fixtures wherever located in the Building; and (ii) to alter or relocate any other common facility or area. With proper notice to the LESSEE, LESSOR shall have the right to make changes to the Building in order to provide other and/or additional leasing and/or common areas and shall have the right to construct additions to the Building for such purposes as LESSOR may deem appropriate.
3. TERM
     This Lease shall be for a period of Three (3) years, beginning on July 5, 2004, and ending on July 4, 2007 time being of the essence, unless earlier terminated or extended pursuant to the provisions of this lease.
4. RENT
     4.1 The LESSEE agrees to pay to LESSOR, without any offset or deduction whatever, base rent as follows:
During Year One of this Lease (July 5, 2004 to July 4, 2005), base rent at approximately $16.10 per square foot in the amount of $41,700.00 in monthly installments of $3,475.00;
During Year Two of this Lease (July 5, 2005 to July 4, 2006), base rent at approximately $17.03 per square foot in the amount of $44,100.00 in monthly installments of $3,675.00; and
During Year Three of this Lease (July 5, 2006 to July 4, 2007), base rent at approximately $17.99 per square foot in the amount of $46,500.00 in monthly installments of $3,875.00.

     4.2 Rent payments shall be due, in advance, on the first day of each month during the term of this Lease, with pro-rated payments due for the first and last payments if the commencement date falls on a day other than the first day of a month. All base rent installments shall be paid without prior notice or demand and without set off or deduction of any kind to Dornoch, LLC, c/o Kane Management Group, 210 Commerce Way, Suite 100, Portsmouth, NH 03801, or to such other person or place as LESSOR or its authorized agent may from time to time designate in writing.
     4.3 In addition to the other remedies that LESSOR may have hereunder, a late payment fee of five percent (5%) of the amount of any base or additional rent due and owing shall be assessed on payments made ten (10) days after the due date thereof.
6. SECURITY DEPOSIT
     Upon the execution of this Lease, the LESSEE shall pay to the LESSOR an amount equal to one month’s rent; Three Thousand Eight Hundred Seventy-Five Dollars ($3,875.00), which shall be held as a security deposit for the performance of all the terms and conditions hereof by the LESSEE and to protect the LESSOR against any default under this Lease. The said security deposit shall be refunded to the LESSEE at the end of the Lease subject to the LESSEE’S satisfactory compliance with all terms and conditions hereof.
7. LEASEHOLD IMPROVEMENT ALLOWANCE
     None.
8. Taxes.
     8.1 The base rent for the Premises as set forth in Section 4 above includes as a factor thereof real estate taxes on the property and Building equivalent to approximately $1.69 per square foot. Each year, LESSOR shall pay all real estate taxes assessed against the property and the Building of which the Premises in excess of $1.69 per square foot such that in each calendar year commencing on January 1, 2005, LESSEE shall pay to Lessor, as additional rent hereunder, its Proportionate Share (as defined below) of the amount over which total real estate taxes and assessments (exclusive of any late fees or penalties) on the property and Building of which are Premises are a part located at 230 Commerce Way for the calendar year in question exceed $1.69 per square foot (the “RE Tax Increase”). Immediately upon written notice from LESSOR after December 31 of each year, LESSEE shall pay LESSOR, as additional rent LESSEE’S Proportionate Share of the RE Tax Increase for the period January 1 to December 31, as set forth in such notice, with pro-rated payments due for the first and last years if the Commencement Date falls on a day other than the first day of January. As used herein, the Lessee’s “Proportionate Share” shall mean 5.14%.
9. USE OF LEASED PREMISES
     LESSEE shall use the Premises for general office purposes.

10. COMPLIANCE WITH LAWS
     10.1 LESSEE agrees that no trade or business shall be conducted upon the Premises or use made thereof which will be disruptive, improper, noisy, offensive or contrary to any state or federal law, statute, regulation, or any municipal by-law or ordinance in force in the City of Portsmouth, and further agrees that it shall promptly procure any licenses and permits required for its use of the Premises. LESSEE shall not permit or suffer the Premises, or any portion thereof, to be occupied or used for any improper, hazardous, noisy or disruptive purpose nor permit anything to be done that will interfere with the rights, comforts, or conveniences of other occupants in the Building.
     10.2 LESSEE agrees to promptly and properly remove any trash on or near the Premises and not to permit any offensive odors to be emitted therefrom.
     10.3 LESSEE will not block the driveways, sidewalks, hallways, or stairways in or around the Building.
     10.4 No hazardous materials or chemical substances shall be stored, used, processed, or disposed of in any manner whatsoever in violation of any local, state or federal laws or regulations. LESSEE shall not permit the release, discharge, emission, or leakage of any hazardous materials or chemical waste in, on, or about the Premises. No such materials or substances shall be brought onto the Premises, except in the ordinary course of LESSEE’S business and provided that the LESSEE meets all of the requirements imposed by law and obtains all necessary licenses and permits. Immediately after such use, LESSEE shall dispose of all hazardous wastes or materials using licensed transporters and disposers and shall keep adequate and detailed records of such disposition. LESSEE shall identify all such materials and substances whenever required by LESSOR and shall permit LESSOR to inspect the Premises and LESSEE’S records from time to time. In the event of any discharge or leakage of such materials, LESSEE shall be solely responsible for the reporting and cleaning up of the discharge according to laws and regulations, and shall fully and completely indemnify and hold LESSOR harmless from, any and all costs, expenses and/or liabilities arising therefrom. Any equipment using such material shall be dismantled promptly and removed from the Premises when discontinued in compliance with applicable regulations. No discontinued equipment or substances shall be allowed to remain on the Premises or shall be abandoned thereon.
     10.5 LESSEE shall have a yearly inspection of the Premises conducted by a certified pest control service. A copy of the report of such inspection is to be promptly sent to the LESSOR. If the report shows infestation, LESSEE shall contract for the necessary follow up services. Copies of all reports shall be sent to the LESSOR and the work continued until such time as the problem no longer exists. If the source of any pest problem in the Building is traced to the Premises, LESSEE shall pay for the cost of correcting the problem.
11. FIRE INSURANCE
     LESSEE shall not permit any use of the Premises which will make voidable any insurance on the Building and/or property of which the Premises are a part, or on the contents of said Building or which shall be contrary to law, regulation, or those standards from time to time established by the New England Fire Insurance Rating Association, or any similar body succeeding to its powers. LESSEE shall pay, as additional rent, all extra insurance premiums caused by the LESSEE’S use of the Premises.
12. MAINTENANCE OF PREMISES
     12.1 LESSEE agrees to maintain at its expense the interior portions of the Premises in the same condition as they are at the commencement of the term or as they may be put in during the term of this Lease, including electrical fixtures and the like, reasonable wear and tear, damage by fire and other casualty only excepted, acknowledging that the Premises are now in good order and the glass whole. LESSEE shall not permit the Premises to be overloaded, damaged, stripped, or defaced, nor suffer any waste.
13. UTILITIES, SERVICES, OPERATING CHARGES
     13.1 LESSEE shall pay, at its own proportionate share expense, the costs of all water, sewer, and electricity serving the Premises. As used herein, the Lessee’s “Proportionate Share” shall mean 5.14%.
     13.2 (a) The base rent for the Premises as set forth in Section 4 above includes as a factor thereof LESSOR’S OPERATING COST’S on the Building and property equivalent to approximately $2.47 per square foot. In each calendar year, LESSOR shall be responsible for paying those expenses described below as “LESSOR’S OPERATING COSTS” and “LESSOR UTILITY COSTS” (as defined below) relating to the Land and Building of which the Premises are a part; however, LESSEE shall, pay yearly, as additional rent, its Proportionate Share of Lessor’s Operating and Utility Costs Delta (as defined below). Lessor’s Operating and Utility Costs Delta shall mean the amount, if any, by which Lessor’s Operating Costs during any calendar year exceed $2.47 per square foot. Immediately upon written notice from LESSOR after December 31 of each year, LESSEE shall pay LESSOR its Proportionate Share of the Lessor Operating and Utility Costs Delta for the period January 1 to December 31 set forth in such notice, with pro-rated payments due for the first and last years if the Commencement Date falls on a day other than the first day of January.
     (b) LESSOR’S OPERATING COSTS shall mean and include but not be limited to, all amounts expended by LESSOR for labor, materials, repairs, replacements, policing, all exterior lighting, re-striping, sweeping, snow removal, sanding, landscaping and gardening, insurance expenses, common area cleaning, management fees, security, and other usual and customary expenses incurred in the operation and maintenance of Land and Building such as those containing the Premises.
     (c) LESSOR’S UTILITY COSTS shall mean and include all amounts expended by LESSOR for electric, gas, sewer and water utility charges and assessments incurred in the operation of the Premises and the Building.
     13.3 Lessee shall faithfully observe and comply with such rules and regulations as the Lessor may adopt for the operation of Building, as well as all modifications thereof and additions thereto.

     13.4 LESSEE shall, at its own expense:
          (a) Repair and maintain the Premises and any renovations, improvements, additions, and alterations thereto, any non-exterior window glass therein and shall use all reasonable precaution to prevent waste, damage, or injury to the Premises.
          (b) Pay all charges for telephone, data communications, cleaning, and trash removal.
          (c) Pay for all work performed and materials supplied to the Premises by the LESSEE.
14. RENOVATIONS, ALTERATIONS, AND ADDITIONS
     14.1 Except as provided below in Section 14.2, LESSOR shall deliver space to LESSEE in “as is” condition.
     14.2 LESSOR will provide a small kitchenette at LESSOR’S sole cost; the location and scope of which shall be mutually agreed upon between LESSOR and LESSEE. LESSOR shall touch up paint where needed. LESSOR shall install at LESSEE’S sole cost and expense a keyless entry system to the Premises, the design and character of which shall be as mutually agreeable by LESSOR and LESSEE.
     14.3 LESSEE shall not make structural alterations or additions to the Premises, nor shall LESSEE make non-structural alterations without the prior written consent of LESSOR, which consent shall not be unreasonably withheld or delayed. Any such tenant improvements approved by LESSOR shall be made by the LESSOR and paid LESSEE as additional monthly rent, amortized equally over the term of this Lease. All such allowed alterations shall be at the LESSEE’S expense and shall be in quality at least equal to the present construction. LESSEE shall not permit any mechanics liens, or similar liens, to be placed upon the Premises for labor and material furnished to LESSEE or claimed to have been furnished to LESSEE in connection with work of any character performed or claimed to have been performed at the direction of LESSEE. If not removed in the manner that reflects the original layout of the Premises, all such allowed alterations shall become the property of the LESSOR at the termination of occupancy as provided herein.
15. ASSIGNMENT OR SUBLEASING
     LESSEE shall not assign or sublet the whole or any part of the Premises without the prior consent of LESSOR. Notwithstanding such consent, if any, LESSEE shall remain liable to LESSOR for the payment of all rent and for the full performance of the covenants and conditions of this Lease. In lieu of granting the LESSEE the right to assign or sublet the Premises as set forth herein, the LESSOR reserves the right to terminate the within Lease and enter into a new lease directly with the proposed Sublessee.

16. SUBORDINATION
     This Lease shall be subject and subordinate to any and all mortgages, deeds of trust and other instruments in the nature of a mortgage, now or at any time hereafter granted by LESSOR on the Building and property of which the Premises are a part. The LESSEE shall, when required, promptly execute and deliver such written instruments as shall be necessary to show the subordination of this Lease to said mortgages, deeds of trust or other such instruments in the nature of a mortgage. If, by foreclosure or deed in lieu thereof, any mortgagee (or its successors and assigns) becomes the owner of LESSOR’S interest in the building and Premises, so long as LESSEE is not in default hereunder, its possession of the leased Premises shall not be disturbed. LESSEE agrees to attorn to and recognize any such mortgagee (or its successors and assigns) as owner for all purposes in place of and instead of LESSOR. LESSOR shall obtain from its lender(s), and deliver to LESSEE, prior to the commencement of this Lease, a non-disturbance agreement in form and content reasonably acceptable to LESSEE.
17. LESSEE’S LIABILITY INSURANCE
     The LESSEE shall maintain with respect to the Premises and the property, of which the Premises are a part, Commercial Genera! Liability Insurance in the amount of not less than One Million Dollars ($1,000,000.00) each occurrence and Two Million Dollars ($2,000,000.00) General Aggregate Limit for bodily injury plus Five Hundred Thousand ($500,000.00) each accident for property damage, and Fire Legal Liability Insurance in the amount of One Hundred Thousand Dollars ($100,000.00), in responsible companies qualified to do business in New Hampshire and in good standing therein insuring the LESSOR as well as the LESSEE against injury to persons or damage to property as provided. The LESSEE shall deposit with the LESSOR certificates for such insurance at or prior to the commencement of the term, and thereafter within thirty (30) days prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be canceled without at least ten (10) days prior written notice to each insured named therein.
18. SIGNS
     LESSEE shall be permitted, subject to LESSOR’S prior written consent and at LESSEE’S expense, to place such sign(s) as are usual and incident to LESSEE’S business in a location or locations designated by LESSOR and subject to all local and state codes. Said sign(s) shall be in good taste, shall be consistent with the appearance of the Premises and shall be in compliance with all applicable statutes, ordinances, and regulations. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by LESSEE on any part of the outside or inside of the Premises or Building, without the prior written consent of the LESSOR. In the event of the violation of the foregoing by any LESSEE, LESSOR may remove same without any liability, and may charge the expense incurred by such removal to the LESSEE violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted, or affixed for each LESSEE at LESSEE’S expense, and shall be a size, color and style acceptable to the LESSOR.

19. LESSOR’S ACCESS
     The LESSOR or agents of the LESSOR may, at reasonable times and during normal operating business hours enter the Premises and may remove placards and signs not approved and affixed as herein provided, and make repairs and alterations as LESSOR shall elect to do, and may show the Premises to others, and at any time within three (3) months before expiration of the term may affix to any suitable part of the Premises a notice for letting the Premises or property of which the Premises are part and keep the same so affixed without hindrance or molestation. In addition, the LESSOR reserves the right to enter the said Premises during normal operating business hours or any part thereof for the purpose of running, caring for and maintaining pipes, wires, plumbing, ducts or any other appliances or fixtures through the Premises which may be necessary or which are used in connection with other parts of the Building property of which the Premises are a part.
20. INDEMNIFICATION
     The LESSEE will hold the LESSOR harmless and indemnified against all claims of whatever nature arising from any and all claims arising from LESSEE’S use of the Premises, or from the conduct of LESSEE’S business or from any activity, work or things done, permitted or suffered by LESSEE in or about the Premises or elsewhere and shall further indemnify and hold harmless LESSOR from and against any and all claims arising from any breach or default in the performance of any obligation on LESSEE’S part to be performed under the terms of this Lease, or arising from any negligence of the LESSEE, or any of LESSEE’S agents, contractors, or employees, and from and against all costs, attorneys’ fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against LESSOR by reason of any such claim, LESSEE, upon notice from LESSOR, shall defend the same at LESSEE’S expense. In the event LESSOR is made a party to any litigation against the LESSEE, the LESSEE shall indemnify the LESSOR and hold the LESSOR harmless against the same and shall pay all costs, expenses and attorneys’ fees resulting therefrom.
21. DAMAGES, EMINENT DOMAIN
     Should a substantial portion of the Premises, or of the Building of which they are a part, be substantially damaged by fire or other casualty, or be taken by eminent domain, the LESSOR may elect to terminate this Lease. When such fire, casualty, or taking renders the Premises substantially unsuitable for their intended use, a just and proportionate abatement of rent shall be made and the LESSEE may elect to terminate this Lease if:
          (a) LESSOR fails to give written notice within seven (7) days of intention to restore the Premises, or
          (b) LESSOR fails to restore the Premises to a condition substantially suitable for LESSEE’S intended use within ninety (90) days of said fire, casualty, or taking.
          (c) In the event that the Premises is substantially damaged by fire or other casualty, or taken by eminent domain the LESSOR or LESSEE may elect to terminate this Lease.

     LESSOR reserves, and the LESSEE grants to the LESSOR, all rights which the LESSEE may have for damages or injury to the Premises for any taking by eminent domain, except for damage to the LESSEE’S fixtures, property or equipment and any relocation expenses or business interruption expenses and/or reimbursement available to LESSEE.
22. DEFAULT, BANKRUPTCY
     (a) In the event of any failure of LESSEE to pay any rent due hereunder, including additional rent, within ten (10) days after the same shall be due, or any failure to perform any other of the terms, conditions or covenants of this Lease to be observed or performed by LESSEE for more than thirty (30) days after written notice of such default shall be given to LESSEE, or if LESSEE shall have declared bankruptcy or insolvency, or filed any debtor proceedings, or shall take or have taken against LESSEE in any court, pursuant to any statute either of the United States or of any State, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or any part of LESSEE’S property, or if LESSEE shall abandon the Premises or suffer this Lease to be taken under any writ of execution, then LESSOR, in addition to any and all legal or equitable rights or remedies, so long as acting lawfully, shall give ten (10) days notice of their intent to re-entry and may remove all persons and property from the Premises, and such property may be removed. In the event of re-entry by LESSOR, LESSOR may remove all persons and property from the Premises and such property may be stored in a public warehouse or elsewhere at the cost of and for the account of LESSEE, all without resort to the account of LESSEE, all without resort to legal process and all without being deemed guilty of trespass or becoming liable for any loss which may be occasioned thereby, and lessor may dispose of the same in any lawful manner to the extent that the property is not subject to any lease or financing agreement or used as collateral for any indebtedness of the LESSEE, and LESSOR shall apply any amounts received from such disposal, if any, first to the payment of any indebtedness other than rent due hereunder from LESSEE to LESSOR, next to the payment of any reasonable costs and expenses of such enforcing its rights hereunder including but not limited to attorneys’ fees, and next to the payment of rent due and unpaid hereunder. LESSOR’S damage hereunder shall include, but not be limited to, any loss of rent, the reasonable costs of cleaning, repairing and repainting the Premises; moving and storage charges incurred by LESSOR if he elects to move LESSEE’S belongings; legal costs and reasonable attorney’s fees incurred by LESSOR in collecting any damages hereunder or in obtaining possession of the Premises by summary process or otherwise. LESSOR shall also be entitled to any and all remedies provided by law.
23. NO WAIVER
     LESSOR’S failure to seek redress for violation of, or to insist upon the strict performance of, any covenant, or condition of this Lease, or any rule or regulation, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of any original violation. LESSOR’S receipt of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. LESSOR shall not be deemed to waive any provision of this Lease unless the same is in writing and signed by LESSOR.

24. HOLDING OVER
     Any holding over after the expiration of the term of this Lease, shall be construed to be a tenancy from month to month, and LESSEE shall pay the base rental rate of 150% of the then current rate, as well as additional rent, and shall otherwise be on the terms and conditions specified in this Lease so far as the same may be applicable provided however, during such holdover period LESSEE shall be in default hereunder.
25. USE OF PARKING AREA
     The LESSEE shall have the non-exclusive right to use in common with others, the parking facilities on the property of which the Premises are a part although the LESSOR may make rules governing such parking. The LESSOR shall manage said parking area and shall engage a contractor to remove snow therefrom when accumulation has reached two (2) inches or more, provided that the LESSOR shall be under no liability for failure of removal due to weather conditions, accidents or other causes beyond LESSOR’S control. The LESSOR reserves the right to build additional structures on the parking area, provided that the minimum number of spaces required by law is maintained. The LESSEE agrees that it and the LESSEE’S employees shall park in an area designated as “tenant” and/or “employee” parking if so requested by the LESSOR.
26. NOTICE
     Any notice from the LESSOR to the LESSEE relating to the Premises or to the occupancy thereof shall be deemed duly served if left at the Premises addressed to the LESSEE or if mailed to the Premises, registered or certified mail, return receipt requested postage prepaid, addressed to the LESSEE at LESSEE’S address set forth below.
Prior to Lease Commencement Date:
Nitro Data Systems, Incorporated
ATTN: Terry Christianson
543 Beach Hill Road
Wolfeboro, NH 03894
cc:
Upon and after Lease Commencement Date:
Nitro Data Systems, Inc.
230 Commerce Way
Portsmouth, NH 03801.
Attn: Terry Christianson
     Any notice from the LESSEE to the LESSOR relating to the Premises or to the occupancy thereof shall be deemed duly serviced if mailed to the LESSOR by registered or certified mail, return receipt requested, postage paid, addressed to the LESSOR’S address set forth below or at such other address as the LESSOR may from time to time advise in writing.

Kane Management Group, LLC
210 Commerce Way, Suite 100
Portsmouth, NH 03801
And
David Van Der Beken, Esquire
Stebbins, Lazos & Van Der Beken
66 Hanover Street, Suite 301
Manchester, NH 03101
27. SURRENDER
     The LESSEE shall at the expiration or other termination of this Lease remove all LESSEE’S goods and effects from the Premises (including, without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by the LESSEE, either inside or outside the Premises). All additions, alterations, fixtures, and other improvements to the premises (except for unattached, movable trade fixtures of LESSEE), whether made by LESSOR or LESSEE, shall become a part of and remain with the premises throughout the lease term and thereafter, unless LESSOR notifies LESSEE in writing thirty (30) days prior to the expiration of the lease term of LESSOR’S desire for LESSEE to remove all or a portion of the improvements, whereupon LESSEE shall do so prior to the expiration of the lease term, and shall repair all damage caused by such removal, and otherwise restore the premises to its original condition. “Original Condition” shall mean the condition of the premises existing as of the date the premises were turned over to the LESSEE following LESSOR’S completion of LESSOR’S work. In the event of the LESSEE’S failure to remove any of LESSEE’S property from the Premises, LESSOR is hereby authorized, without liability to LESSEE for loss or damage thereto, and at the sole risk of LESSEE, to remove and store any of the property at LESSEE’S expense, or to retain same under LESSOR’S control or to sell at public or private sale, without notice, any or all of the property not so removed, and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such property.
28. INTERRUPTION OF UTILITIES
     All utility services provided by LESSOR are subject to interruption due to any accident, the making of repairs, alterations or improvements, labor difficulties, trouble obtaining fuel, electricity, service or supplies from the sources from which they are usually obtained for the Building, or to any other cause beyond the LESSOR’S control, and LESSOR shall not be liable for any cost or expense incurred because of any such interruption.
29. REPRESENTATION
     There are no representations, statements and/or understandings made by the LESSOR, its agents, employees or servants other than those expressly set forth in writing herein. LESSEE expressly agrees that it is not relying on any representations, statements, and/or understandings, written or oral, other than those expressly set forth herein, in leasing the Premises. LESSEE was not induced by LESSOR or its agents, servants, or employees to lease the Premises. LESSEE agrees that it had an opportunity to obtain independent counsel and have said counsel review this

Lease prior to its signing it. By signing below, LESSEE agrees that all terms of the Lease are set forth in this Lease and that the LESSEE has read and understood these terms.
30. BROKERAGE
     The parties hereto agree that the LESSOR is solely represented by The Kane Company, Inc., and Hedlund Realty as the sole representative for the LESSEE, under this agreement. Disclosure: All parties acknowledge that Katherine Williams Kane of The Kane Company represents the LESSOR in this transaction and Art Hedlund represents the LESSEE. No other individuals or agencies represent either party other than stated herewith.
31. DEFINITION
     The terms “LESSOR” and “LESSEE” shall be deemed to include their heirs, executors, administrators, successors, and assigns, whenever the context so admits.
32. GOVERNING LAW
     This Lease shall be construed and the legal relationship between the parties hereto shall be determined in accordance with the laws of the State of New Hampshire. LESSOR and LESSEE specifically choose the courts of Portsmouth, New Hampshire as the exclusive forum for resolving any and all disputes arising under this Lease.
33. NO ACCORD AND SATISFACTION
     No acceptance by LESSOR of a lesser sum than the fixed rent and additional rent then due shall be deemed to be other than on account of the earliest installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and LESSOR may accept such check or payment without prejudice to LESSOR’S right to recover the balance of such installment or pursue any other remedy in this Lease provided.
34. CUMULATIVE REMEDIES
     The specific remedies to which each party may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by the other party of any provisions of this Lease. In addition to the other remedies provided in this Lease, each party shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.
35. ESTOPPEL CERTIFICATE
     LESSEE agrees from time to time, upon not less than ten (10) days’ prior written request by LESSOR, to execute, acknowledge and deliver to LESSOR a statement in writing certifying that this Lease is unmodified and in full force and effect and that LESSEE has no defenses, offsets or counterclaims against its obligations to pay the fixed rent and additional rent and to perform its other covenants under this Lease and that there are no uncured defaults of LESSOR or LESSEE under this Lease (or, if there have been any modifications that the same is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets, counterclaims, or defaults, setting them forth in reasonable detail), and the dates to which the fixed rent, additional rent and other charges have been paid. Any such statement delivered pursuant to this Section 34 may be relied upon by any prospective purchaser or mortgagee of the Building or Land, or any prospective assignee of any mortgage of the Building or Land.
36. NO SURRENDER
     The delivery of keys to any employee of LESSOR or to LESSOR’S agent or any employee thereof shall not operate as a termination of this Lease or a surrender of the Premises,
37. BIND AND INURE
     The obligations of this Lease shall run with the land and the terms, covenants, and conditions contained in this Lease shall be binding upon and inure to the benefit of LESSOR and LESSEE and their respective successors and assigns. However, the obligations of LESSOR under this Lease accruing after the sale, assignment or transfer by LESSOR named herein of its interest in the Land shall no longer be binding upon LESSOR named herein after such sale, assignment or transfer (or upon any subsequent LESSOR after the sale, assignment or transfer by such subsequent LESSOR of its interest in the Land), and in the event of any such sale, assignment or transfer, all obligations of LESSOR under this Lease, whenever accruing, shall be binding upon the grantee, assignee or other transferee of such interest, and any such grantee, assignee or transferee, by accepting such interest, shall be deemed to have assumed such obligations. Whenever the Premises are owned by a trustee or trustees, the obligations of LESSOR shall be binding upon LESSOR’S trust estate, but not upon any trustee or beneficiary of the trust individually.
38. ATTORNEY’S FEES
     In the event LESSEE defaults in the performance of any of the terms, covenants, agreements, or conditions contained in this Lease and LESSOR or LESSEE places the enforcement of this Lease, in the hand of an attorney, or files suit upon the same, LESSOR and LESSEE agree to pay, their own legal fees.
39. INTEREST
     In addition, LESSEE shall be obligated to pay to LESSOR interest at the rate of eighteen percent (18%) per annum or the maximum legal rate which LESSEE may contract for in New Hampshire, whichever is less, on all rent, additional rent and other sums herein specified and on all sums and charges LESSEE is obligated to pay under the terms of this Lease from the date said sums and charges become due and remain unpaid until the date said sums and charges are paid in full.
IN WITNESS WHEREOF, LESSOR and LESSEE have hereunto set their hands and common seals this 5th day of July, 2004.

LESSOR:	LESSEE:

Dornoch, LLC	Nitro Data Systems Incorporated

/s/ [Illegible]	/s/ Terry B. Christiansen

By:	By: Terry B. Christiansen
Title:	Title: EVP

Duly Authorized	Duly Authorized

FIRST AMENDMENT TO LEASE
230 COMMERCE WAY
PORTSMOUTH, NH
     This FIRST AMENDMENT TO LEASE by and between Dornoch, LLC (“LESSOR”) and Nitro Data Systems, Incorporated (“LESSEE”) is entered into effective as of November 8, 2004.
     WHEREAS, LESSOR AND LESSEE entered into a Lease dated July 5, 2004 (“Original Lease”), in which LESSEE leased approximately 2,590 +/- rentable square feet of space on the third floor on the building (“Building”) located at 230 Commerce Way, Portsmouth, NH (“Original Premises”). (As used herein the term “Lease” shall mean the Original Lease and any and all amendments thereto);
     WHEREAS, LESSEE has requested an additional approximately 1,276 +/- rentable square feet of space on the third floor of the Building (“Added Premises”) adjacent to the space currently occupied by LESSEE under the Lease; and
     WHEREAS, LESSEE and LESSOR desire to amend the Lease to, among other things, reflect the increase in space and the improvements to be constructed thereon;
     NOW, THEREFORE, IN CONSIDERATION OF THE SUM OF TEN DOLLARS ($10.00) PAID BY LESSOR TO LESSEE AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED, THE PARTIES HERETO AGREE TO AMEND THE LEASE AS FOLLOWS:
     1 Terms. Terms not otherwise defined herein shall have the respective meanings prescribed therefore in the Lease.
     2 Amended Provisions of the Lease. The following provisions of the Lease are hereby amended as follows,
          2.1 The first paragraph of Section 2 of the Lease is replaced with the following provision:
“2. PREMISES.
The Premises shall consist of a total of approximately 3,866 +/- rentable square feet of floor space of the Building located at 230 Commerce Way, Portsmouth, New Hampshire (“Building”) as follows:”
(i) Approximately 2,590 +/- rentable square feet of floor space located on the third floor of the Building (the “Original Premises”).”
(ii) Approximately 1,276 +/- rentable square feet of floor space located adjacent to the Original Premises on the third floor of the Building (the “Added Premises”).

The Original Premises and the Added Premises are herein collectively referred to as the “Premises”.
In addition to the Premises, LESSEE shall have the non-exclusive use, in common with others, of (i) the halls, entrances, stairways or other areas designated by the LESSOR from time to time as “Common Areas” of the Building; and (ii) the parking areas and access roads of the Building as the same may from time to time exist. LESSOR reserves the right from time to time without unreasonable interference with LESSEE’S use and in a manner consistent with LESSEE’S reasonable security requirements: (i) to install, repair, replace, use, maintain and relocate for service to the Premises and to other parts of the Building or either, pipes, ducts, conduits, wires and appurtenant fixtures wherever located in the Building; and (ii) to alter or relocate any other common facility or area.”
          2.2 Commencing on the date hereof, the Term of the Lease shall be extended for a period of six (6) years, ending on October 31, 2010 (“Expiration Date”) time being of the essence, unless terminated earlier or extended in accordance with the provisions of the Lease.
          2.3 Section 4.1 of the Lease is deleted and replaced with the following:
“4.1 The LESSEE agrees to pay to LESSOR, without any offset or deduction whatever, base rent as follows:
(A) During the period commencing July 1, 2004 to March 31, 2005, base rent at approximately $16.10 per square foot with respect to the Original Premises only, in the amount of $41,700.00 in monthly installments of $3,475.00;
(B) During the period of April 1, 2005 to June 30, 2005, base rent at approximately $16.10 per square foot with respect to the Original Premises and the Added Premises in the amount of $62,244.00 in monthly installments of $5,187,00;
(C) During the period July 1, 2005 to June 30, 2006, base rent at approximately $17.03 per square foot in the amount of $65,838.00 in monthly installments of $5,486.50; and
(D) During the period July 1, 2006 to October 31, 2010, base rent at approximately $17.99 per square foot in the amount of $69,549.00 in monthly installments of $5,795.75.”
2.4 The following new provision is added to the Lease:
“8A. LEASEHOLD IMPROVEMENTS FOR ADDED PREMISES
“LESSOR shall not provide any leasehold improvements to the Added Premises. LESSEE accepts the Added Premises “AS IS” and “WHERE IS”.
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          2.5 The definition of “Premises” and/or “Leased Premises” as used in the Lease is amended to include the “Added Premises”.
     3 Improvements. The provisions of Section 14.3 of the Lease shall apply to LESSEE with respect to alterations and improvements to the Added Premises.
     4 Signaqe. LESSEE shall be permitted, subject to LESSOR’S prior written consent and at LESSEE’S expense, to place an exterior sign on the Building to the maximum size allowed by applicable statutes, ordinances, and regulations less the existing signage permitted to LESSOR’S other tenant(s) of the Building provided however that the provisions of Section 18 of the Lease shall apply to LESSEE with respect to any such signage requested by LESSEE.
     5 Parking. LESSEE shall be permitted three (3) dedicated parking spaces in the parking lot of the Building, provided however, the location of such parking spaces shall be subject to the mutual agreement of LESSEE and LESSOR.
     6 Brokerage. The parties hereto agree and acknowledge that the LESSOR is solely represented by Katherine Williams Kane of The Kane Company, Inc, and LESSEE is solely represented by Art Hedland with respect to this Amendment to Lease. No other individuals or agencies represent either party other than stated herewith. Commission with respect to the extended term as set forth herein shall be paid by LESSOR in an amount equal to 5% of the base rent for months 1-12, 4% of the base rent payments for months 13-24, 3% of the base rent for months 25-36, and 2% of the base rent for months 37-60, such commission to be equally shared by Katherine Williams Kane and Art Hedland.
     7 LESSEE Representations and Warranties. LESSEE hereby represents and warrants to LESSOR that LESSEE has full authority to execute this Amendment without the joinder or consent of any other party, that LESSEE has not assigned any of its rights, title or interest in or to the Lease to any other party.
     8 Miscellaneous. This Amendment shall be construed and interpreted by the internal substantive laws of the State of New Hampshire, and shall be binding upon and inure to the benefit of LESSEE and LESSOR and their respective heirs, executors, administrators, personal and legal representatives, successors and assigns. The Lease, as amended by this Amendment, embodies the entire agreement between the parties relative to the subject matter hereof, and there are no other oral or written agreements between the parties, nor any representations made by either party relative to the subject matter hereof, which are not expressly set forth herein. This Amendment may be amended only by a written instrument executed by the party or parties to be bound thereby.
     9 Ratification. Except as herein specifically amended, the Lease and all of the terms, covenants and provisions thereof are hereby ratified and reaffirmed and shall remain in full force and effect. This Amendment is hereby deemed incorporated in the Lease by reference as of the date hereof; provided, however, in the event of any inconsistencies between this Amendment and the Lease, the terms and provisions of this Amendment shall govern and take precedence.
Signatures on the Following Page
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     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals to the within instrument as of the date first above written.

WITNESSES:	Dornoch, LLC

/s/ Gerry Lynn Kurstead	BY:	/s/ [Illegible]

Its: Member

WITNESSES:	Nitro Data Systems Incorporated

/s/ Lisa J. Duquette	BY:	/s/ Terry B. Christiansen

Its: President
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